British Columbia	Ministry of Finance	Mailing Address	Location
	Corporate and Personal	PO BOX 9431 Stn Prov	2nd Floor – 940 Blanshard St.
	Property Registries	Govt	Victoria BC
	www.corporateonline.gov.bc.ca	Victoria BC V8W 9V3	250 356-8626

NOTICE OF ARTICLES

BUSINESS CORPORATIONS ACT

Certified Copy
Of a Document Filed with the Province of
British Columbia Registrar of Companies
/s/ Ron Townsend
May 31, 2006

This Notice of Articles was issued by the Registrar on: May 31, 2006 01:02 PM Pacific Time

Incorporation Numer: BC0337649

Recognition Date: December 14, 1987 as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

CLEARLY CANADIAN BEVERAGE CORPORATION

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
C/O MCCULLOUGH O’CONNOR IRWIN	C/O MCCULLOUGH O’CONNOR IRWIN
1100-888 DUNSMUIR STREET	1100-888 DUNSMUIR STREET
VANCOUVER BC V6C 3K4	VANCOUVER BC V6C 3K4
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
C/O MCCULLOUGH O’CONNOR IRWIN	C/O MCCULLOUGH O’CONNOR IRWIN
1100-888 DUNSMUIR STREET	1100-888 DUNSMUIR STREET
VANCOUVER BC V6C 3K4	VANCOUVER BC V6C 3K4
CANADA	CANADA

{00435483.DOC;1}BC0337649 Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name Middle Name:
LOKASH, BRENT

Mailing Address:	Delivery Address:
3543 WEST 5TH AVENUE	3543 WEST 5TH AVENUE
VANCOUVER BC V6Z 2H2	VANCOUVER BC V6Z 2H2
CANADA	CANADA

Last Name, First Name Middle Name:
STRANG, CAMERON

Mailing Address:	Delivery Address:
9215 OLYMPIC BLVD	9215 OLYMPIC BLVD
BEVERLY HILLS, CA 90212	BEVERLY HILLS, CA 90212
UNITED STATES	UNITED STATES

Last Name, First Name Middle Name:
MARKIN, MARCO

Mailing Address:	Delivery Address:
15550 26TH AVENEUE, UNIT #122	15550 26TH AVENEUE, UNIT #122
WHITE ROCK BC V4P 1C6	WHITE ROCK BC V4P 1C6
CANADA	CANADA

Last Name, First Name Middle Name:
PARKES, DAVID

Mailing Address:	Delivery Address:
67 FORST HILL ROAD	67 FORST HILL ROAD
TORONTO ON M4V 2L6	TORONTO ON M4V 2L6
CANADA	CANADA

PRE-EXISTING COMPANY PROVISIONS

The Pre-existing Company Provisions apply to this company.

RESOLUTION DATES

Date(s) of Resolution(s) of Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

April 29, 2005
March 16, 2006

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Limited Voting Shares	Without Par Value

Without Special Rights or
Restrictions attached

{00435483.DOC;1}BC0337649 Page: 2 of 3

2.	2,000,000	Class A Preferred Shares	Without Par Value

			With Special Rights or
			Restrictions attached
3.	2,000,000	Class B Preferred Shares	Without Par Value

			With Special Rights or
			Restrictions attached
4.	No Maximum	Variable Multiple Voting Shares	Without Par Value

			With Special Rights or
			Restrictions attached

{00435483.DOC;1}BC0337649 Page: 3 of 3